SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 1, 2003


                               CEL-SCI CORPORATION
                          ------ --------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                          0-11503                   84-0916344
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                            Identification No.)



                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------



                                       N/A
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          (Former name or former address if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

      On December 1, 2003, CEL-SCI sold 2,994,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors in the private offering received warrants which allow the investors to purchase approximately 900,000 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006. The offering was made only to accredited investors. CEL-SCI has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock sold in this transaction, as well as shares of common stock issuable upon the exercise of the warrants, may be resold in the public market.

Item 7.  Financial Statements and Exhibits

      Exhibit Number          Description

      10 Common Stock and Warrant Purchase Agreement (together with schedule required by Instruction 2 to Item 601 of Regulation S-K), together with the following exhibits:

                              A.    List of Investors
                              B.    Form of Warrant
                              C.    Transfer Agent Instructions
                              D.    Form of Legal Opinion
                              E.    Form of Registration Rights Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 2, 2003

                                 CEL-SCI CORPORATION



                                 By:   /s/ Geert R. Kersten
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                                      Geert R. Kersten, Chief Executive Officer